                                                                     Exhibit 2.1

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  NORTEK, INC.
                            (A DELAWARE CORPORATION)


                                       AND

                              NORTEK HOLDINGS, INC.
                            (A DELAWARE CORPORATION)

                                       AND

                        NORTEK HOLDINGS MERGER SUB, INC.
                            (A DELAWARE CORPORATION)



                             -----------------------

                          DATED AS OF NOVEMBER 20, 2002

                             -----------------------



--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of November 20 2002 (the "AGREEMENT"), by and among Nortek, Inc., a Delaware corporation ("NORTEK" or, with regard to the period upon and after the Effective Time (as hereinafter defined), the "SURVIVING CORPORATION"), Nortek Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of Nortek ("HOLDCO"), and Nortek Holdings Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Holdco and an indirect wholly owned subsidiary of Nortek ("HOLDCO SUB" and, together with Nortek, the "CONSTITUENT CORPORATIONS" and each, a "CONSTITUENT CORPORATION").


                              W I T N E S S E T H:
                              -------------------

         WHEREAS, Nortek is a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL") and is authorized to issue a total of 52,000,000 shares, consisting of: (i) 40,000,000 shares of common stock, par value $1.00 per share ("NORTEK COMMON STOCK"); (ii) 5,000,000 shares of special common stock, par value $1.00 per share ("NORTEK SPECIAL COMMON STOCK"); and (iii) 7,000,000 shares of preference stock, $1.00 par value per share, of which 200,000 shares are designated as Series A Participating Preference Stock ("SERIES A PREFERENCE STOCK"). As of immediately prior to the Effective Time (as defined herein) there will be shares of Nortek Common Stock issued and outstanding, including in respect of each such share an associated right to purchase Nortek Series A Preference Stock (the "OUTSTANDING NORTEK COMMON SHARES") and shares of Nortek Special Common Stock issued and outstanding (the "OUTSTANDING NORTEK SPECIAL COMMON SHARES" and, together with the Outstanding Nortek Common Shares, the "OUTSTANDING NORTEK SHARES") and no shares of Series A Preference Stock issued and outstanding;

         WHEREAS, Holdco Sub is a corporation organized and existing under the DGCL and is authorized to issue a total of 100 shares, in a single class of common stock, $.01 par value per share ("HOLDCO SUB COMMON STOCK"), of which, as of the date hereof, 100 shares are issued and outstanding (the "OUTSTANDING HOLDCO SUB COMMON SHARES");

         WHEREAS, as of the date hereof, Holdco holds of record all of the Outstanding Holdco Sub Common Shares and no shares of Holdco Sub Common Stock are issued but not outstanding;

         WHEREAS, Holdco is a corporation organized and existing under the DGCL and is authorized to issue a total of 100 shares of common stock, par value $.01 per share ("HOLDCO COMMON STOCK"), and prior to the Effective Time will be authorized to issue a total of 52,000,000 shares, consisting of: (i) 40,000,000 shares of Holdco Common Stock; (ii) 5,000,000 shares of special common stock, par value $1.00 per share ("HOLDCO SPECIAL COMMON STOCK"); and (iii) 7,000,000 shares of preference stock, $1.00 par value per share (the "HOLDCO PREFERENCE STOCK"), of which 200,000 shares will constitute, prior to the Effective Time, a series of Holdco Preference Stock identical to Series A Preference Stock, having the designation "Series A Participating Preference Stock" (the "HOLDCO SERIES A PREFERENCE STOCK"). As of the date hereof, there are 100 shares issued and outstanding of Holdco Common Stock (the "OUTSTANDING HOLDCO COMMON SHARES");

         WHEREAS, as of the date hereof, Nortek holds of record all of the Outstanding Holdco Common Shares and no shares of Holdco Common Stock are issued but not outstanding;

         WHEREAS, the respective Boards of Directors of Nortek (upon the recommendation of a special committee thereof consisting solely of disinterested directors (the "SPECIAL COMMITTEE")), Holdco Sub and Holdco have determined that it is advisable and in the best interests of each of Nortek, Holdco Sub and Holdco and their respective stockholders that Holdco Sub be merged with and into Nortek, with Nortek continuing as the Surviving Corporation, in accordance with the terms and conditions of this Agreement (the "MERGER"), and accordingly the Boards of Directors of each of Nortek (upon the recommendation of the Special Committee), Holdco Sub and Holdco have approved and authorized this Agreement and the transactions contemplated hereby, including the Merger; and

         WHEREAS, it is contemplated that the Merger will be effected in accordance with Section 251(g) of the DGCL, and that the Merger and the exchange of shares of capital stock of Nortek for shares of capital stock of Holdco shall be a transaction described in Section 351(a) and/or Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

         NOW, THEREFORE, in consideration of the premises, the mutual agreements, promises, covenants, representations, warranties, acknowledgments and other terms, conditions, and provisions set forth herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.       THE MERGER.


         1.1 THE MERGER; FILING AND EFFECTIVE TIME. Subject to and in accordance with the terms and conditions of this Agreement and the DGCL, this Agreement and the certificates of the respective secretaries of Nortek and Holdco Sub attached hereto as EXHIBITS A AND B, duly executed, shall be filed with the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY OF STATE") by the Surviving Corporation at or as soon as practicable after the Closing (as defined below). The Merger shall become effective at the time when this Agreement is so filed with the Delaware Secretary of State (the "EFFECTIVE TIME").


         1.2 CLOSING. Subject to and in accordance with the terms and conditions of this Agreement, the closing of the Merger (the "CLOSING") shall take place as soon as practicable after satisfaction of the latest to occur of the conditions set forth in Article IV hereof (the "CLOSING DATE"), at the office of Ropes & Gray, unless another date or place is agreed to in writing by the parties hereto.

         1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

         1.4 CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. The Restated Certificate of Incorporation of Nortek, as in effect immediately prior to the Effective Time (the "NORTEK CHARTER"), shall be the certificate of incorporation of the Surviving Corporation (the "SURVIVING CORPORATION CHARTER"), except that the following amendments thereto are to be effected by the Merger upon the Effective Time:

                  The Surviving Corporation Charter shall be amended by deleting Article FIFTH thereof in its entirety and inserting in lieu thereof the following: "FIFTH: The total number of shares of stock that the Corporation has authority to issue is 100 shares of Common Stock, par value $0.01 per share (the "COMMON STOCK")."; and

         1.5 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of Nortek as in effect immediately prior to the Effective Time (the "NORTEK BYLAWS"), shall be and continue in full force and effect as the bylaws of the Surviving Corporation upon and after the Effective Time, unless and until duly amended, altered, changed, repealed, and/or supplemented in accordance with the DGCL (which power and right to amend, alter, change, repeal, and/or supplement, at any time and from time to time after the Effective Time, are hereby expressly reserved).

         1.6      DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

                  A. The respective members constituting the whole Board of Directors of Nortek immediately prior to the Effective Time shall be the respective members constituting the whole Board of Directors of the Surviving Corporation upon and after the Effective Time, until such members' respective successors are duly elected and qualified or until such members' earlier death, resignation, disqualification or removal and unless and until the number of members of such Board of Directors shall be duly increased or decreased in accordance with the DGCL (which power and right to increase and decrease, at any time and from time to time after the Effective Time, are hereby expressly reserved).

                  B. Each person serving as an officer of Nortek immediately prior to the Effective Time shall be and continue as an officer of the Surviving Corporation, holding the same office or offices, upon and after the Effective Time, until such person's successor is chosen and qualified or until such person's earlier death, resignation, disqualification, or removal (which power and right to remove are hereby expressly reserved).

         1.7 FURTHER ASSURANCES. At any time and from time to time upon and after the Effective Time, as and when required or deemed desirable by the Surviving Corporation or its successors or assigns, there shall be executed, acknowledged, certified, sealed, delivered, filed, and/or recorded, in the name and on behalf of any and each Constituent Corporation, such deeds, contracts, consents, certificates, notices, and other documents and instruments, and there shall be done or taken or caused to be done or taken, in the name and on behalf of any and each Constituent Corporation, such further and other things and actions as shall be appropriate, necessary, or convenient to acknowledge, vest, effect, perfect, conform of record, or otherwise confirm the Surviving Corporation's (or its successors' or assigns') right, title, and interest in kind to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of each Constituent Corporation held immediately prior to the Effective Time, and otherwise to carry out and effect the intent and purposes of this Agreement and the Merger. The officers and directors of the Surviving Corporation (or its successors or assigns), and each of them, upon and after the Effective Time, are and shall be fully authorized, in the name and on behalf of each Constituent Corporation, to do and take and cause to be done and taken any and all such things and actions, and to execute, acknowledge, certify, seal, deliver, file, and/or record any and all such deeds, contracts, consents, certificates, notices, and other documents and instruments.

                                   ARTICLE II
                           EFFECT OF THE MERGER ON THE
                  CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

         2. EFFECT ON CAPITAL STOCK. Upon and as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of the respective shares:

         2.1 CONVERSION OF HOLDCO SUB SHARES. Each Outstanding Holdco Sub Common Share shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share (the "SURVIVING CORPORATION COMMON STOCK"), of the Surviving Corporation, to be issued and deemed to have been issued by the Surviving Corporation automatically and immediately upon and as of the Effective Time, the capital of the Surviving Corporation in respect of each share of Surviving Corporation Common Stock to be an amount equal to the par value thereof as permitted under the DGCL; and such Outstanding Holdco Sub Common Shares shall be canceled and cease to exist.

         2.2      CONVERSION OF NORTEK SHARES.

                  A. Each of the Outstanding Nortek Common Shares shall be converted into one validly issued, fully paid and nonassessable share of Holdco Common Stock; and the Outstanding Nortek Common Shares shall be canceled and cease to exist.

                  B.       Each of the Outstanding Nortek Special Common
         Shares shall be converted into one validly issued, fully paid and nonassessable share of Holdco Special Common Stock; and the issued and outstanding shares of Nortek Special Common Shares shall be canceled and cease to exist.

         2.3 NOTIFICATION OF TRANSFER AGENT. Prior to the Closing Date, Holdco, Holdco Sub and Nortek shall notify their respective transfer agents of the conversions of Outstanding Nortek Shares and of shares of Holdco Sub Common Stock and the cancellation of Outstanding Nortek Shares and shares of Holdco Sub Common Stock and the cancellation of the Outstanding Holdco Common Shares pursuant to Sections 2.1, 2.2 and 3.6 hereof.

         2.4 STOCK CERTIFICATES. Upon and as of the Effective Time, by virtue of the Merger and without any action on the part of either of the Constituent Corporations or Holdco, the holders of the respective shares, or any other person:

                  A. HOLDCO. The shares of Holdco Common Stock and Holdco Special Common Stock into which the Outstanding Nortek Shares shall have been converted pursuant to Section 2.2 hereof shall be represented and evidenced by the same stock certificates that previously represented and evidenced such Outstanding Nortek Shares; PROVIDED, HOWEVER, that Holdco shall have the ability to require any stockholder thereof to exchange, at any time, such certificates for new stock certificates representing shares of Holdco Common Stock or Holdco Special Common Stock, as the case may be, and any stockholder shall have the ability to require Holdco to exchange, at any time, such certificates for new stock certificates representing shares of Holdco Common Stock or Holdco Special Common Stock, as the case may be. To the extent consistent with law, Holdco may establish time limitations with respect to any such exchange of certificates and the consequences to any such holders who fail to consummate any such exchange of certificates within any such time limits. Subject to the foregoing, any such exchange of certificates shall have no impact on the ability to vote such shares or receive dividends or distributions thereon; and

                  B. NORTEK. Holdco, as the holder of the certificate (the "HOLDCO SUB COMMON STOCK CERTIFICATE") that immediately prior to the Effective Time evidences the Outstanding Holdco Sub Common Shares may, at Holdco's option, surrender the same to the Surviving Corporation for cancellation, and Holdco shall be entitled to receive from the Surviving Corporation in exchange therefor a certificate representing and evidencing the shares of Surviving Corporation Common Stock into which Holdco's Outstanding Holdco Sub Common Shares shall have been converted; until surrendered, the Holdco Sub Common Stock Certificate shall represent and evidence the shares of Surviving Corporation Common Stock into which the Outstanding Holdco Sub Common Shares theretofore represented and evidenced thereby shall have been converted pursuant to Section 2.1 hereof.

                                   ARTICLE III
                              ADDITIONAL AGREEMENTS

         3.1      DIRECTORS AND OFFICERS OF HOLDCO UPON THE EFFECTIVE TIME.

                  A. DIRECTORS. As of the Effective Time (i) the number of members constituting the whole Board of Directors of Holdco (the "HOLDCO BOARD") shall be equal to the number of members constituting the whole Board of Directors of Nortek (the "NORTEK BOARD") immediately prior to the Effective Time; and (ii) the Holdco Board shall consist of all the persons serving as members of the Nortek Board immediately prior to the Effective Time.

                  B. OFFICERS. As of the Effective Time, the officers of Holdco shall be the persons serving as officers of Nortek immediately prior to the Effective Time.

         3.2 HOLDCO CERTIFICATE OF INCORPORATION. As of the Effective Time, the certificate of incorporation of Holdco (the "HOLDCO CHARTER") shall contain provisions identical to the Nortek Charter immediately prior to the Effective Time, except that Holdco's name shall be changed to "Nortek Holdings, Inc.".

         3.3 HOLDCO BYLAWS. As of the Effective Time, the bylaws of Holdco shall contain provisions identical to the Nortek Bylaws immediately prior to the Effective Time (the "HOLDCO BYLAWS"). To that end, prior to the Effective Time, to the extent necessary to give effect to the intent of the preceding sentence, Holdco shall take all requisite action to cause the Holdco Bylaws, as the same theretofore may have been amended, altered, changed and/or supplemented, to be duly amended and restated in accordance with the DGCL to contain provisions identical to the Nortek Bylaws immediately prior to the Effective Time, and as so amended and restated such Holdco Bylaws shall be and remain the Holdco Bylaws upon and after the Effective Time, unless and until thereafter duly amended, altered, changed, repealed and/or supplemented in accordance with the DGCL (which power and right to amend, alter, change, repeal, and/or supplement, at any time and from time to time after the Effective Time, are hereby expressly reserved).

         3.4 NO NORTEK STOCKHOLDER MEETING; HOLDCO SUB STOCKHOLDER WRITTEN CONSENT. The parties understand and acknowledge that it is contemplated that the Merger will be effected in accordance with Section 251(g) of the DGCL and that no vote of Nortek's stockholders adopting, approving or authorizing this Agreement and the transactions contemplated hereby, including the Merger, will be required under the DGCL. Holdco, in its capacity as the sole stockholder of Holdco Sub, as promptly as practicable on or after the date hereof, shall execute and deliver to Holdco Sub a written consent in lieu of a stockholder meeting adopting, approving and authorizing this Agreement and the transactions contemplated hereby, including the Merger, in accordance with Section 228 of the DGCL.

         3.5 EMPLOYEE AND DIRECTOR NORTEK STOCK OPTIONS. Upon and as of the Effective Time, to the fullest extent permitted by applicable law, Holdco shall assume all of Nortek's obligations, and Nortek shall have no further obligations, with respect to any then-outstanding option (each, if any, a "NORTEK OPTION") to acquire shares of Nortek Common Stock or Nortek Special Common Stock issued under any employee or non-employee director stock option plan, agreement or similar arrangement of Nortek and the due exercise of rights under any such Nortek Option shall entitle the holder thereof to acquire, upon the same terms and conditions that were applicable under the corresponding Nortek Option, a number of shares of Holdco Common Stock, or Holdco Special Common Stock, as the case may be, identical to the class and number of shares of Nortek Common Stock or Nortek Special Common Stock, as the case may be, that were subject to such corresponding Nortek Option (a "HOLDCO OPTION"). Nortek and Holdco agree to take all corporate and other action as shall be necessary to effectuate the foregoing, and Nortek shall use its best efforts to obtain, if required, prior to the Closing Date, such consent of each holder of a Nortek Option as shall be necessary to effectuate the foregoing. Holdco shall take all corporate and other action necessary to reserve and make available for issuance upon the due exercise of rights under the Holdco Options a sufficient number of shares of Holdco Common Stock and Holdco Special Common Stock, and as soon as practicable following the Effective Time, shall provide to the record holders of the Holdco Options appropriate notice of such holder's rights thereunder.

         3.6 OUTSTANDING HOLDCO COMMON SHARES. Upon and as of the Effective Time, Nortek shall surrender to Holdco the certificate representing the Outstanding Holdco Common Shares, and the Outstanding Holdco Common Shares shall be cancelled as permitted under the DGCL and shall cease to exist.

         3.7      HOLDCO STOCKHOLDER RIGHTS PLAN.

                  Upon and as of the Effective Time, Holdco shall assume the rights and obligations of Nortek under the Second Amended and Restated Rights Agreement, dated as of April 1, 1996, as amended, between EquiServe Trust Company, N.A., as Rights Agent (the "NORTEK STOCKHOLDER RIGHTS PLAN") (upon such and as a result of such assumption and the share-for-share conversion of Nortek Common Stock for Holdco Common Stock pursuant to the

     Merger, each Right (as defined in the Nortek Stockholder Rights Plan) to purchase Nortek Series A Preference Stock will be deemed converted into an identical right to purchase Holdco Series A Preference Stock.

         3.8 OTHER AGREEMENTS, ETC.. At the Effective Time, Holdco shall assume any obligation of Nortek to deliver or make available shares of Nortek Common Stock under any instrument, agreement or employee benefit plan, including option plans, not referred to in this Section 3 to which Nortek or any of its subsidiaries is a party. Any reference to Nortek Common Stock or Nortek Special Common Stock under any such instrument, agreement or employee benefit plan, including option plans, shall be deemed to be a reference to either Holdco Common Stock or Holdco Special Common Stock, as the case may be, and one share of Holdco Common Stock shall be issuable in lieu of each share of Nortek Common Stock and one share of Holdco Special Common Stock shall be issuable in lieu of each share of Nortek Special Common Stock, in each case, required to be issued by any such instrument, agreement or employee benefit plan, including option plans, subject to subsequent adjustment as provided in any such instrument, agreement or employee benefit plan, including option plans.

         3.9 HOLDCO AS SUCCESSOR REGISTRANT TO NORTEK. It is the intent of the parties hereto and the parties hereto shall ensure that Holdco, as of the Effective Time, be deemed a "successor issuer" for purposes of Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), so that Holdco Common Stock and Holdco Special Common Stock shall be deemed registered under Section 12 of the Exchange Act.

         3.10 LISTING OF HOLDCO COMMON STOCK. It is the intent of the parties hereto and the parties hereto shall ensure that the Holdco Common Stock to be issued and initially reserved for issuance pursuant to the transactions contemplated herein be approved for listing, upon official notice of issuance, by the New York Stock Exchange.

         3.11 FILINGS. At the Effective Time, the Surviving Corporation shall cause a certified copy of this Agreement to be executed and filed with the Delaware Secretary of State. At the Effective Time, to the extent necessary to effectuate the amendments to the Surviving Corporation Charter and the Holdco Charter contemplated by this Agreement, each of the Surviving Corporation and Holdco shall cause to be filed with the Delaware Secretary of State such certificates or documents required to give effect thereto.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         4.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party under this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  A. STOCKHOLDER APPROVAL. This Agreement shall have been approved by the written consent of the holder of the Outstanding Holdco Sub Common Shares;

                  B. LEGAL ACTION. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any foreign, United States, state or local governmental entity or municipality or subdivision thereof or court, tribunal, commission, board, bureau, agency or legislative, executive, governmental or regulatory authority or agency ( a "GOVERNMENTAL ENTITY") of competent jurisdiction or other legal restraint or prohibition shall be in effect preventing the consummation of the Closing; and

                  C. NORTEK BOARD DETERMINATION. The Nortek Board shall not have adversely altered or rescinded its determination that the Merger and the exchange of shares of capital stock of Nortek for shares of capital stock of Holdco shall be deemed a transaction described in
         Section 351(a) and/or 368(a) of the Code.

         4.2 CONDITIONS TO THE OBLIGATIONS OF NORTEK AND HOLDCO SUB TO EFFECT THE MERGER. The obligations of Nortek and Holdco Sub to effect the Merger shall be subject to the satisfaction of the condition that immediately prior to the Effective Time (i) Holdco shall have fully performed its obligations under
Article III hereof, (ii) Holdco shall be deemed a "successor issuer" of Nortek for purposes of Rule 12g-3(a) under the Exchange Act so that Holdco Common Stock and Holdco Special Common Stock shall be deemed registered under the Exchange Act and (iii) Holdco Common Stock, to the extent required by the New York Stock Exchange, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

                                    ARTICLE V
                            TERMINATION AND AMENDMENT

         5.1 AMENDMENT. At any time prior to the Effective Time, this Agreement may be supplemented, amended or modified by the mutual consent of the Boards of Directors of the parties hereto and, in the case of Nortek, the Special Committee, with the consent of K Holdings, Inc. ("K Holdings").

         5.2 TERMINATION. This Agreement (i) may be terminated and the Merger abandoned at any time prior to the Effective Time by action of either the Nortek Board and the Special Committee, the Holdco Board or the Board of Directors of Holdco Sub, if such Board of Directors or, in the case of Nortek, the Special Committee shall determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation and its stockholders; PROVIDED that the consent of K Holdings shall be required for such termination, and (ii) shall automatically terminate and the Merger abandoned upon the termination of the Recapitalization Agreement, dated as of June 20, 2002, by and among Nortek, Nortek Holdings and K Holdings, in accordance with its terms. In the event of such termination and abandonment, this Agreement shall become void and neither Nortek, Holdco or Holdco Sub nor their respective stockholders, directors or officers shall have any liability with respect to such termination and abandonment.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         6.1 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms, conditions, and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         6.2 ENTIRE AGREEMENT. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement among the parties regarding the subject matter hereof, and supercedes all prior agreements and undertakings, both written and oral, among the parties or of any of them regarding such subject matter. The parties agree that K Holdings is a third party beneficiary to this Agreement, including, without limitation, Sections 5.1 and 5.2 hereof.

         6.3 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         6.4 HEADINGS. The headings set forth herein are for convenience only and shall not be used in interpreting the text of the section in which they appear.

         6.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

         6.6 CERTIFICATES OF SECRETARIES. The certificates of the respective secretaries of Nortek and Holdco Sub to be attached hereto are hereby incorporated by reference and shall be deemed a part of this Agreement.

                  IN WITNESS WHEREOF, Nortek, Holdco and Holdco Sub, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors (in the case of Nortek, upon the recommendation of the Special Committee), have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                     NORTEK, INC.


                                     By: /s/ Almon C. Hall
                                         ---------------------------------------
                                         Name:  Almon C. Hall
                                         Title: Vice President, Controller and
                                                Chief Financial Officer



                                     NORTEK HOLDINGS, INC.


                                     By: /s/ Almon C. Hall
                                         ---------------------------------------
                                         Name:  Almon C. Hall
                                         Title: Vice President, Controller and
                                                Chief Financial Officer



                                     NORTEK HOLDINGS MERGER SUB, INC.


                                     By: /s/ Almon C. Hall
                                         ---------------------------------------
                                         Name:  Almon C. Hall
                                         Title: Vice President, Controller and
                                                Chief Financial Officer

                                                                       EXHIBIT A

                  CERTIFICATE OF THE SECRETARY OF NORTEK, INC.

                  The undersigned, Kevin. W. Donnelly, Vice President, General Counsel and Secretary of Nortek, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the Agreement and Plan of Merger (the "Agreement") to which this Certificate is attached has been executed on behalf of the Corporation by Almon
C. Hall, Vice President, Controller and Chief Financial Officer , on behalf of Nortek Holdings Merger Sub, Inc., a Delaware corporation, by Almon C. Hall, Vice President, Controller and Chief Financial Officer, and on behalf of Nortek Holdings, Inc., a Delaware corporation, by Almon C. Hall, Vice President, Controller and Chief Financial Officer. The Agreement has been adopted by the Board of Directors of the Corporation pursuant to Section 251(g) of the Delaware General Corporation Law and the conditions specified in the first sentence of such subsection have been satisfied.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 20th day of November, 2002.

                                     By:
                                        ---------------------------------------
                                        Name: Kevin W. Donnelly
                                        Title: Vice President, General Counsel
                                               and Secretary

                                                                       EXHIBIT B


                        CERTIFICATE OF THE SECRETARY OF
                        NORTEK HOLDINGS MERGER SUB, INC.


The undersigned, Kevin. W. Donnelly, Vice President, General Counsel and Secretary of Nortek Holdings Merger Sub, Inc., a Delaware corporation (the "Corporation"), hereby certifies that the Agreement and Plan of Merger (the "Agreement") to which this Certificate is attached has been executed on behalf of the Corporation by Almon C. Hall, Vice President, Controller and Chief Financial Officer, on behalf of Nortek, Inc., a Delaware corporation, by Almon
C. Hall, Vice President, Controller and Chief Financial Officer, and on behalf of Nortek Holdings, Inc., a Delaware corporation, by Almon C. Hall, Vice President, Controller and Chief Financial Officer. The Agreement was duly adopted by the Board of Directors of the Corporation in accordance with Section 251(g) of the Delaware General Corporation Law and by the written consent of the sole stockholder of the Corporation in accordance with Section 228 of the Delaware General Corporation Law.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 20th day of November, 2002.

                                       By:
                                          --------------------------------------
                                          Name: Kevin W. Donnelly
                                          Title: Vice President, General Counsel
                                                 and Secretary